EXHIBIT 11.1

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     YEAR ENDED SEPTEMBER 30
                                                  1995        1994        1993
PRIMARY EARNINGS PER SHARE:

Weighted Average Common Shares
     Outstanding                                 12,206      11,810      11,408

Shares Issuable Upon Exercise of Stock
     Options-Weighted Average                       760         958       1,102

Less Shares Assumed to be Repurchased              (243)       (292)       (346)
                                               --------    --------    --------

Weighted Average Common Shares,
     as Adjusted                                 12,723      12,476      12,164
                                               ========    ========    ========

Net Income                                     $ 12,695    $ 10,049    $  5,277
                                               ========    ========    ========

Primary Earnings per Share                     $   1.00    $    .81    $   0.44
                                               ========    ========    ========



FULLY DILUTED EARNINGS PER SHARE:

Weighted Average Common Shares
     Outstanding                                 12,206      11,810      11,408

Shares Issuable Upon Exercise of Stock
     Options-Weighted Average                       760         964       1,102

Less Shares Assumed to be Repurchased              (199)       (228)       (268)
                                               --------    --------    --------

Weighted Average Common Shares,
     as Adjusted                                 12,767      12,546      12,242
                                               ========    ========    ========

Net Income                                     $ 12,695    $ 10,049    $  5,277
                                               ========    ========    ========

Fully Diluted Earnings Per Share               $    .99    $    .80    $   0.43
                                               ========    ========    ========